Exhibit 10.1

SIXTH AMENDMENT TO PROMISSORY NOTE

THIS SIXTH AMENDMENT (THE “SIXTH AMENDMENT”) DATED October 30, 2026, shall amend the Promissory note dated AS OF OCTOBER 4, 2021 (THE “NOTE”) and amended on august 15, 2023 (THE “fIRST aMENDMENT”), jULY 25, 2025 (THE “SECOND AMENDMENT”), January 5, 2026 (the “Third amendment”) AND JUNE 30, 2026 (THE “FOURTH AMENDMENT”) AND SEPTEMBER 29, 2026 (THE “FIFTH AMENDMENT”) AMONG NON-INVASIVE MONITORING SYSTEMS, INC. (THE “MAKER”) AND FROST GAMMA INVESTMENTS TRUST (THE “PAYEE”) AS NOTED BELOW.

RECITALS

WHEREAS, Maker and Payee (collectively, the “Parties”) are parties to the Note which became effective on October 4, 2021 and which was amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment; and

WHEREAS, the Parties desire to amend the Note to extend the Maturity Date from October 31, 2026 until November 30, 2026.

NOW THEREFORE, in consideration of the mutual covenants and promises contained in the Note and this Sixth Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AMENDMENT

1.	Section 1 of the Note is hereby amended and restated in its entirety as follows:

The principal amount of the loan evidenced hereby, together with any accrued and unpaid interest, and any and all unpaid costs, fees and expenses accrued, shall be due and payable on November 30, 2026 (the “Maturity Date”).

2. Governing Law. This Sixth Amendment shall be governed by the laws of the State of Florida without regard to its conflict of laws rules or principles.

3. Amendments. Except as expressly amended hereby, the Note, the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment shall remain unmodified and in full force and effect.

4. Entire Agreement. This Sixth Amendment, the Fifth Amendment, the Fourth Amendment, Third Amendment, the Second Amendment, the First Amendment and the Note constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior understandings and writings between the Parties relating thereto.

5. Interpretation. Any capitalized terms used in this Sixth Amendment but not otherwise defined shall have the meaning provided in the Note.

6. Counterparts. This Sixth Amendment may be executed manually, electronically in PDF file format, via an e-signature format, or by facsimile by the Parties, in any number of counterparts, each of which shall be considered one and the same amendment and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Party.

IN WITNESS WHEREOF, Borrower has duly executed this Sixth Amendment to the Note as of the 30th day of October, 2026.

NON-INVASIVE MONITORING SYSTEMS, INC.

By:	/s/ James J. Martin
Name:	James J. Martin
Title:	Chief Financial Officer

Agreed and Accepted:

FROST GAMMA INVESTMENTS TRUST

By:	/s/ Phillip Frost, M.D.
Name:	Phillip Frost, M.D.
Title:	Trustee